UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 31, 2010, the independent members of the Board of Directors (the “Board”) of The Management Network Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved an executive incentive compensation plan for fiscal year 2010 (the “Plan”).  The Plan establishes a cash bonus pool (the “Pool”) for the Company’s principal executive officer, president and chief operating officer, and principal financial officer if the Company earns at least $2,750,000 of non-GAAP EBITDA in fiscal year 2010 (“2010 Non-GAAP EBITDA”).  The calculation of 2010 Non-GAAP EBITDA excludes non-cash charges (e.g., share-based compensation expense) and may exclude extraordinary one-time items to the extent determined to be appropriate by the Compensation Committee.

The amount available for payment from the Pool (“Payout Amount”) shall be a specified lump sum amount at certain thresholds of 2010 Non-GAAP EBITDA (as reduced by the Payout Amount) per the following schedule:

Non-GAAP EBITDA (Post Bonus) Exceeds	Payout Amount
$2,750,000	$450,000
$3,025,000	$575,000
$3,300,000	$700,000
$3,630,000	$770,000
$3,970,000	$830,000
$4,310,000	$890,000

In no event will the Payout Amount exceed $890,000.

The distribution of the Payout Amount, if any, among the Company’s eligible executive management will be determined by the Company’s Compensation Committee and/or independent directors at a later date.

The Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

10.1	2010 Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

Date: April 6, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	2010 Executive Incentive Compensation Plan